Exhibit 99.1

Helen of Troy Limited Reports Third Quarter Fiscal 2019 Results

Consolidated Net Sales Revenue Growth of 2.4%; Core Business Growth of 2.9%
GAAP Diluted Earnings Per Share ("EPS") from Continuing Operations of $2.06
Adjusted Diluted EPS from Continuing Operations of $2.40
Updates Fiscal 2019 Diluted EPS from Continuing Operations Outlook to $6.35 - $6.51
Updates Fiscal 2019 Adjusted Diluted EPS from Continuing Operations Outlook to $7.70 - $7.95
Updates Fiscal 2019 Consolidated Net Sales Outlook to $1.535 - $1.550 billion

El Paso, Texas, January 8, 2019 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name housewares, health and home and beauty products, today reported results for the three-month period ended November 30, 2018. Following the divestiture of Healthy Directions on December 20, 2017, the Company no longer consolidates the Nutritional Supplements segment’s operating results. That former segment’s operating results are included in the Company’s financial statements and classified as discontinued operations for all periods presented.

Executive Summary – Third Quarter of Fiscal 2019

•	Consolidated net sales revenue increase of 2.4%, including:

◦	An increase in Leadership Brand net sales of approximately 4.9%

◦	An increase in online channel net sales of approximately 6.0%

◦	Core business growth of 2.9%

•
GAAP operating income of $61.3 million, or 14.2% of net sales, compared to $67.3 million, or 16.0% of net sales, for the same period last year, which included pre-tax restructuring charges of $1.2 million

•	Non-GAAP adjusted operating income decline of 8.9% to $70.6 million, or 16.4% of net sales, compared to $77.6 million, or 18.4% of net sales, for the same period last year

•	GAAP diluted EPS from continuing operations of $2.06, compared to $2.15 for the same period last year, which included a restructuring charge of $0.04 per share

•	Non-GAAP adjusted diluted EPS from continuing operations decline of 4.0% to $2.40, compared to $2.50 for the same period last year

•	Repurchased 813,696 shares of common stock in the open market during the quarter for $100.0 million, or an average price of $122.90 per share

Julien R. Mininberg, Chief Executive Officer, stated: “The Company’s third quarter performance was in line with our expectations, bringing our year to date results to 8.1% net sales growth and 12.4% adjusted diluted EPS growth. Investment in our Leadership Brands continued to drive top line momentum in the quarter, growing their net sales 4.9%. The Company’s total online sales increased by 6.0%, representing 18.0% of our total net sales for the quarter. Net sales in our Housewares segment grew double digits, propelled by point of sale growth, incremental domestic distribution, higher online sales, and incremental sales from new product introductions. Our Health & Home segment faced a tough comparison to the strong third quarter of last fiscal year, compounded by a slowdown in China ecommerce and foreign exchange headwinds. Our Beauty segment continues to focus on appliances, which benefited from new product introductions and online growth.”

Mr. Mininberg continued: "Our adjusted operating margin for the quarter primarily reflects our strategic choices to increase incremental digital marketing spend and new product introductions for our Leadership Brands. As expected, this quarter, we also started to feel the impact of tariffs ahead of the pricing actions we began implementing in the third quarter and which will largely take effect over the next two quarters. Retailers and consumers are just now beginning to digest higher prices, which could affect short-term shipments and consumption. We believe, however, that our pricing choices are right for the long-term health of the business."

Mr. Mininberg concluded: "As we look to fiscal 2020, which begins this March, we have made our strategic choices for a second phase of Helen of Troy’s transformation. This next phase is designed to build on the successes of the past five years. We will focus on driving further improvements to our current businesses, our geographic footprint, our global shared services, and the overall strength of our organization. We will also seek to add to our Leadership Brand portfolio through acquisition. We believe we have the balance sheet, the capabilities, the culture, and the passionate, owner-minded people to take our transformation to the next level. We look forward to sharing more during our next investor day, which is currently planned for late Spring."

	Three Months Ended November 30,
	Housewares	Health & Home	Beauty	Total
Fiscal 2018 sales revenue, net	$128,261	$189,240	$103,340	$420,841
Core business growth (decline)	14,828	(313)	(2,458)	12,057
Impact of foreign currency	(152)	(1,064)	(601)	(1,817)
Change in sales revenue, net	14,676	(1,377)	(3,059)	10,240
Fiscal 2019 sales revenue, net	$142,937	$187,863	$100,281	$431,081

Total net sales revenue growth (decline)	11.4%	(0.7)%	(3.0)%	2.4%
Core business growth (decline)	11.6%	(0.2)%	(2.4)%	2.9%
Impact of foreign currency	(0.1)%	(0.6)%	(0.6)%	(0.4)%

Operating margin (GAAP)
Fiscal 2019	20.9%	10.2%	12.2%	14.2%
Fiscal 2018	23.2%	14.6%	9.6%	16.0%
Adjusted operating margin (non-GAAP)
Fiscal 2019	22.8%	13.0%	13.5%	16.4%
Fiscal 2018	24.7%	17.0%	13.3%	18.4%

Consolidated Operating Results - Third Quarter Fiscal 2019 Compared to Third Quarter Fiscal 2018

•
Consolidated net sales revenue increased 2.4% to $431.1 million compared to $420.8 million, primarily driven by a core business increase of $12.1 million, or 2.9%, reflecting an increase in brick and mortar sales in our Housewares segment and growth in consolidated online sales.

Net sales from Leadership Brands increased 4.9% to $343.4 million, compared to $327.3 million. These factors were partially offset by a decline in the personal care category and the discontinuation of certain brands and products in the Beauty segment, a deceleration of growth in China ecommerce, and the unfavorable impact from foreign currency fluctuations of approximately $1.8 million, or 0.4%. The Company reclassified $2.9 million of expense from selling, general and administrative expense ("SG&A") to a reduction of net sales revenue for the third quarter of fiscal 2018 to conform with ASU 2014-09 “Revenue from Contracts with Customers”. Please refer to Note 9 of the accompanying schedules to the press release for additional information.

•
Consolidated gross profit margin decreased 0.1 percentage point to 42.2%, compared to 42.3%. The decrease is primarily due to less favorable product mix and the impact of tariff increases, partially offset by the favorable margin impact from growth in our Leadership Brands.

•
Consolidated SG&A as a percentage of sales increased by 1.9 percentage points to 28.0% of net sales compared to 26.1%. The increase is primarily due to higher advertising expense, increased freight costs, increased share-based compensation expense and higher product claim expense. These factors were partially offset by the favorable comparative impact of foreign currency exchange and forward contract settlements, the favorable comparative impact of restructuring charges in the same period last year and lower amortization expense.

•
Consolidated operating income was $61.3 million, or 14.2% of net sales, compared to $67.3 million, or 16.0% of net sales. The decrease in consolidated operating margin primarily reflects higher advertising expense, the impact of tariff increases, higher freight expense and increased share-based compensation expense. These factors were partially offset by the favorable comparative impact of foreign currency exchange and forward contract settlements, the net favorable comparative impact of restructuring charges of $1.1 million, lower amortization expense and the favorable margin impact from Leadership Brand growth.

•
The effective tax rate was 6.9%, compared to 8.2% for the same period last year. The year-over-year decline in the effective tax rate is primarily due to shifts in the mix of taxable income in our various tax jurisdictions.

•
Income from continuing operations was $54.3 million, or $2.06 per diluted share on 26.4 million weighted average shares outstanding, compared to $58.6 million, or $2.15 per diluted share on 27.3 million weighted average diluted shares outstanding. Income from continuing operations for the third quarter of fiscal 2019 includes an insignificant amount of after-tax restructuring charges, compared to $0.04 per share in the same prior year period.

•	Loss from discontinued operations was $4.9 million, or $0.18 per diluted share, compared to a loss of $89.1 million, or $3.27 per diluted share, for the same period last year.

•
Adjusted EBITDA (EBITDA excluding restructuring charges, the Toys "R" Us ("TRU") bankruptcy charge, non-cash asset impairment charges, and non-cash share based compensation, as applicable) decreased 8.3% to $74.5 million compared to $81.3 million.

On an adjusted basis for the third quarters of fiscal 2019 and 2018, excluding restructuring charges, the TRU bankruptcy charge, non-cash asset impairment charges, non‐cash share-based compensation, and non-cash amortization of intangible assets, as applicable:

•
Adjusted operating income decreased $6.9 million, or 8.9%, to $70.6 million, or 16.4% of net sales, compared to $77.6 million, or 18.4% of net sales. The 2.0 percentage point decrease in adjusted operating margin primarily reflects higher advertising expense, the impact of tariff increases, higher freight expense and increased share-based compensation expense. These factors were partially offset by the favorable comparative impact of foreign currency exchange and forward contract settlements, lower amortization expense and the favorable margin impact from Leadership Brand growth.

•
Adjusted income from continuing operations decreased $4.9 million, or 7.1%, to $63.2 million, or $2.40 per diluted share, compared to $68.1 million, or $2.50 per diluted share. The 4.0% decrease in adjusted diluted EPS from continuing operations was primarily due to lower operating income from the Health & Home segment, partially offset by higher adjusted operating income from the Housewares segment, lower interest expense, lower tax expense, and the impact of lower weighted average diluted shares outstanding.

Segment Operating Results - Third Quarter Fiscal 2019 Compared to Third Quarter Fiscal 2018
Housewares net sales increased by 11.4%, or $14.7 million, due to point of sale growth and incremental distribution with existing domestic brick and mortar customers, an increase in overall online sales, and new product introductions. These factors were partially offset by lower club channel sales and a reduction in inventory by a key online retailer. Operating margin was 20.9% compared to 23.2%. The 2.3 percentage point decrease was primarily due to higher advertising expense, higher annual incentive compensation expense related to strong current year performance, higher freight expense, and higher rent expense related to previously-announced new office space. These factors were partially offset by the margin impact of more favorable product and channel mix and the favorable impact of increased operating leverage from net sales growth. Housewares adjusted operating income increased 2.7% to $32.6 million, or 22.8% of segment net sales, compared to $31.7 million, or 24.7% of segment net sales.
Health & Home net sales decreased 0.7%, primarily due to the unfavorable impact of net foreign currency fluctuations of $1.1 million, or 0.6%, and a core business decline of $0.3 million, or 0.2%. The core business decline primarily reflects lower online sales and the unfavorable comparative impact from international distribution gains in the prior year period. This was compounded by a deceleration of growth in China ecommerce and a corresponding buildup of inventory in the channel. These factors were partially offset by incremental distribution and shelf space gains with existing domestic customers and strong seasonal category growth. Operating margin was 10.2% compared to 14.6%. The decrease was primarily due to higher advertising expense, increased promotional spending and trade support with retail customers, tariff increases, a less favorable product and channel mix, and higher personnel expense. These factors were partially offset by the favorable comparative impact of foreign currency exchange and forward contract settlements. Health & Home adjusted operating income decreased 23.7% to $24.5 million, or 13.0% of segment net sales, compared to $32.1 million, or 17.0% of segment net sales.

Beauty net sales decreased 3.0%, or $2.5 million, reflecting a decrease in brick and mortar sales, a decline in the personal care category and the discontinuation of certain brands and products. These factors more than offset growth in the online channel, an increase in international sales, and new product introductions in the retail appliance category.  Segment net sales were unfavorably impacted by net foreign currency fluctuations of approximately $0.6 million, or 0.6%. Operating margin was 12.2% compared to 9.6%. The increase is primarily due to the net favorable comparative impact of pre-tax restructuring charges of $1.1 million year-over-year, lower amortization expense, and personnel cost savings from our restructuring plan, referred to as Project Refuel. These factors were partially offset by higher advertising expense and higher freight expense. Beauty adjusted operating income decreased 1.2% to $13.6 million, or 13.5% of segment net sales, compared to $13.7 million, or 13.3% of segment net sales.

Balance Sheet and Cash Flow Highlights - Third Quarter Fiscal 2019 Compared to Third Quarter Fiscal 2018

•	Cash and cash equivalents totaled $19.1 million, compared to $19.9 million

•	Total short- and long-term debt was $339.7 million, compared to $426.2 million, a net decrease of $86.5 million

•	Accounts receivable turnover was 69.4 days, compared to 65.4 days

•	Inventory was $300.6 million, compared to $278.1 million. Inventory turnover was 3.4 times compared to 2.8 times.

•
Net cash provided by operating activities from continuing operations for the first nine months of the fiscal year increased $6.6 million to $109.5 million. The increase was primarily due to an increase in income from continuing operations, higher share-based compensation and an increase in cash provided from accounts payable. These factors were partially offset by an increase in cash used for inventory and a dispute settlement payment of $15.0 million.

Fiscal 2019 Annual Outlook
For fiscal 2019, the Company is updating its outlook for consolidated net sales revenue to be in the range of $1.535 to $1.550 billion, which implies consolidated sales growth of 3.8% to 4.8% after accounting for the expected impact from the adoption of ASU 2014-09 “Revenue from Contracts with Customers” (Revenue Recognition Standard) in fiscal 2019 with conforming reclassifications to fiscal 2018.  Please refer to the table entitled “Fiscal Year 2019 Outlook for Net Sales Revenue After Adoption of Revenue Recognition Standard” in the accompanying tables to this press release for additional information.

The Company's sales outlook now includes the following items, which together account for the $10 million reduction to the high end of the range and primarily impact the Health & Home segment:

•	An expected unfavorable impact from pricing actions that have not been resolved with a key customer in two of our product categories; and

•
A deceleration of growth in China ecommerce, with corresponding high inventory levels in the channel for one of our product categories and the impact that we believe trade tensions are having on both the U.S. and Chinese consumers.

The Company’s net sales outlook continues to assume the severity of the cough/cold/flu season will be in line with historical averages, which unfavorably impacts the year-over-year comparison by 1.1%. The Company’s net sales outlook also assumes that December 2018 foreign currency exchange rates will remain constant for the remainder of the fiscal year.

Finally, the Company’s net sales outlook now reflects the following expectations by segment:

•	Housewares net sales growth of 11% to 13% compared to the prior expectation of 9% to 11%;

•	Health & Home net sales growth of 2% to 4%, including an unfavorable impact of approximately 2.3% from the average cough/cold/flu season assumption, compared to the prior expectation of 5% to 7%; and

•	Beauty net sales decline in the low- to mid-single digits, which remains the same.

Despite the decline in the high end of our net sales outlook range, we are increasing our GAAP diluted and Non-GAAP adjusted diluted EPS outlook to reflect the lower share count from open market repurchases made during the third quarter. The Company now expects consolidated GAAP diluted EPS from continuing operations of $6.35 to $6.51, and non-GAAP adjusted diluted EPS from continuing operations in the range of $7.70 to $7.95, which excludes any asset impairment charges, restructuring charges, share-based compensation expense and intangible asset amortization expense. The Company continues to expect the year-over-year comparison of adjusted diluted EPS from continuing operations to be impacted by an expected increase in growth investments in support of the Company’s Leadership Brands of 18% to 22% in fiscal 2019.

The Company’s diluted EPS from continuing operations outlook assumes that December 2018 foreign currency exchange rates will remain constant for the remainder of the fiscal year. The diluted earnings per share outlook is now based on an updated estimated weighted average diluted shares outstanding of 26.0 million for the fourth quarter of fiscal 2019, reflecting the impact of open market share repurchases made in the third quarter of fiscal 2019.

As previously announced, the Company has initiated Project Refuel, which continues to target annualized profit improvement of approximately $8.0 million to $10.0 million over the duration of the plan. The plan is estimated to be completed by the first quarter of fiscal 2020, and the Company expects to incur total cumulative restructuring charges in the range of $5.0 million to $5.5 million over the period of the plan.

The Company now expects a reported GAAP effective tax rate range of 7.3% to 8.4%, and an adjusted effective tax rate range of 6.9% to 7.7% for the full fiscal year 2019.  Please refer to the schedule entitled “Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP)” in the accompanying tables to this press release.

The likelihood and potential impact of any fiscal 2019 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, or further share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s sales and earnings outlook.

Conference Call and Webcast
The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Tuesday, January 8, 2019. Investors and analysts interested in participating in the call are invited to dial (800) 458-4121 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at:  http://investor.hotus.com/. A telephone replay of this call will be available at 12:00 p.m. Eastern Time on January 8, 2019 until 11:59 p.m. Eastern Time on January 15, 2019 and can be accessed by dialing (844) 512-2921 and entering replay pin number 3806938. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as Leadership Brand net sales, adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted earnings per share, EBITDA and adjusted EBITDA, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s condensed consolidated statements of income. All references to our continuing operations exclude the Nutritional Supplements segment.

About Helen of Troy Limited
Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Vicks, Braun, Honeywell, PUR, and Hot Tools. All trademarks herein belong to Helen of Troy Limited (or its affiliates) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.hotus.com/

Forward Looking Statements
Certain written and oral statements made by our Company and subsidiaries of our Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that we expect or anticipate will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and assumptions, but there can be no assurance that we will realize our expectations or that our assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, we caution readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2018, and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, our ability to deliver products to our customers in a timely manner and according to their fulfillment standards, the costs of complying with the business demands and requirements of large sophisticated customers, our relationships with key customers and licensors, our dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, our dependence on sales to several large customers and the risks associated with any loss or substantial decline in sales to top customers, expectations regarding any proposed restructurings, our recent and future acquisitions or divestitures, including our ability to realize anticipated cost savings, synergies and other benefits along with our ability to effectively integrate acquired businesses or separate divested businesses, circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets, the retention and recruitment of key personnel, foreign currency exchange rate fluctuations, disruptions in U.S., U.K., Eurozone, and other international credit markets, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, our dependence on foreign sources of supply and foreign manufacturing, and associated operational risks including, but not limited to, long lead times, consistent local labor availability and capacity, and timely availability of sufficient shipping carrier capacity, labor and energy on cost of goods sold and certain operating expenses, the geographic concentration and peak season capacity of certain U.S. distribution facilities increases our exposure to significant shipping disruptions and added shipping and storage costs, our projections of product demand, sales and net income are highly subjective in nature and future sales and net income could vary in a material amount from such projections, the risks associated with the use of trademarks licensed from and to third parties, our ability to develop and introduce a continuing stream of new products to meet changing consumer preferences, trade barriers, exchange controls, expropriations, and other risks associated with U.S. and foreign operations, the risks associated with significant tariffs or other restrictions on imports from China or any retaliatory trade measures taken by China, the risks to our liquidity as a result of changes to capital market conditions and other constraints or events that impose constraints on our cash resources and ability to operate our business, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the risks associated with product recalls, product liability, other claims, and related litigation against us, the risks associated with accounting for tax positions, tax audits and related disputes with taxing authorities, the risks of potential changes in laws in the U.S. or abroad, including tax laws, regulations or treaties, employment and health insurance laws and regulations, and laws relating to environmental policy, personal data, financial regulation, transportation policy and infrastructure policy along with the costs and complexities of compliance with such laws, and our ability to continue to avoid classification as a controlled foreign corporation. We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share data)

	Three Months Ended November 30,
	2018		2017
Sales revenue, net (9)	$431,081	100.0%	$420,841	100.0%
Cost of goods sold	249,236	57.8%	242,703	57.7%
Gross profit	181,845	42.2%	178,138	42.3%
Selling, general and administrative expense ("SG&A") (9)	120,524	28.0%	109,633	26.1%
Asset impairment charges (8)	—	—%	—	—%
Restructuring charges (3)	25	—%	1,165	0.3%
Operating income	61,296	14.2%	67,340	16.0%
Nonoperating income, net	15	—%	34	—%
Interest expense	(2,971)	(0.7)%	(3,505)	(0.8)%
Income before income tax	58,340	13.5%	63,869	15.2%
Income tax expense	4,020	0.9%	5,245	1.2%
Income from continuing operations	54,320	12.6%	58,624	13.9%
Loss from discontinued operations, net of tax	(4,850)	(1.1)%	(89,060)	(21.2)%
Net income	$49,470	11.5%	$(30,436)	(7.2)%
Earnings (loss) per share - diluted:
Continuing operations	$2.06		$2.15
Discontinued operations	(0.18)		(3.27)
Total earnings per share - diluted	$1.88		$(1.12)

Weighted average shares of common stock used in computing diluted earnings per share	26,366		27,267

	Nine Months Ended November 30,
	2018		2017
Sales revenue, net (9)	$1,179,308	100.0%	$1,091,281	100.0%
Cost of goods sold	695,732	59.0%	638,096	58.5%
Gross profit	483,576	41.0%	453,185	41.5%
SG&A (9)	325,684	27.6%	310,390	28.4%
Asset impairment charges (8)	—	—%	4,000	0.4%
Restructuring charges (3)	2,609	0.2%	1,165	0.1%
Operating income	155,283	13.2%	137,630	12.6%
Nonoperating income, net	175	—%	281	—%
Interest expense	(8,413)	(0.7)%	(10,984)	(1.0)%
Income before income tax	147,045	12.5%	126,927	11.6%
Income tax expense	10,535	0.9%	6,423	0.6%
Income from continuing operations	136,510	11.6%	120,504	11.0%
Loss from discontinued operations, net of tax	(5,231)	(0.4)%	(136,139)	(12.5)%
Net income	$131,279	11.1%	$(15,635)	(1.4)%
Earnings (loss) per share - diluted:
Continuing operations	$5.15		$4.41
Discontinued operations	(0.20)		(4.99)
Total earnings per share - diluted	$4.95		$(0.57)

Weighted average shares of common stock used in computing diluted earnings per share	26,520		27,304

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share (“EPS”) from Continuing Operations (1)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended November 30, 2018
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (9)	$431,081	100.0%	$—		$431,081	100.0%
Cost of goods sold	249,236	57.8%	—		249,236	57.8%
Gross profit	181,845	42.2%	—		181,845	42.2%
SG&A (9)	120,524	28.0%	(3,300)	(4)	111,208	25.8%
			(6,016)	(5)
Asset impairment charges (8)	—	—%	—		—	—%
Restructuring charges (3)	25	—%	(25)	(3)	—	—%
Operating income	61,296	14.2%	9,341		70,637	16.4%
Nonoperating income, net	15	—%	—		15	—%
Interest expense	(2,971)	(0.7)%	—		(2,971)	(0.7)%
Income before income tax	58,340	13.5%	9,341		67,681	15.7%
Income tax expense	4,020	0.9%	463		4,483	1.0%
Income from continuing operations	54,320	12.6%	8,878		63,198	14.7%
Diluted EPS from continuing operations	$2.06		$0.34		$2.40
Weighted average shares of common stock used in computing diluted EPS	26,366				26,366

	Three Months Ended November 30, 2017
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (9)	$420,841	100.0%	$—		$420,841	100.0%
Cost of goods sold	242,703	57.7%	—		242,703	57.7%
Gross profit	178,138	42.3%	—		178,138	42.3%
SG&A (9)	109,633	26.1%	(4,660)	(4)	100,584	23.9%
			(4,389)	(5)

Asset impairment charges (8)	—	—%	—		—	—%
Restructuring charges (3)	1,165	0.3%	(1,165)	(3)	—	—%
Operating income	67,340	16.0%	10,214		77,554	18.4%
Nonoperating income, net	34	—%	—		34	—%
Interest expense	(3,505)	(0.8)%	—		(3,505)	(0.8)%
Income before income tax	63,869	15.2%	10,214		74,083	17.6%
Income tax expense	5,245	1.2%	777		6,022	1.4%
Income from continuing operations	58,624	13.9%	9,437		68,061	16.2%
Diluted EPS from continuing operations	$2.15		$0.35		$2.50
Weighted average shares of common stock used in computing diluted EPS	27,267				27,267

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share (“EPS”) from Continuing Operations (1)
(Unaudited)
(in thousands, except per share data)

	Nine Months Ended November 30, 2018
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (9)	$1,179,308	100.0%	$—		$1,179,308	100.0%
Cost of goods sold	695,732	59.0%	—		695,732	59.0%
Gross profit	483,576	41.0%	—		483,576	41.0%
SG&A (9)	325,684	27.6%	(10,822)	(4)	297,833	25.3%
			(17,029)	(5)
Asset impairment charges (8)	—	—%	—		—	—%
Restructuring charges (3)	2,609	0.2%	(2,609)	(3)	—	—%
Operating income	155,283	13.2%	30,460		185,743	15.8%
Nonoperating income, net	175	—%	—		175	—%
Interest expense	(8,413)	(0.7)%	—		(8,413)	(0.7)%
Income before income tax	147,045	12.5%	30,460		177,505	15.1%
Income tax expense	10,535	0.9%	1,442		11,977	1.0%
Income from continuing operations	136,510	11.6%	29,018		165,528	14.0%
Diluted EPS from continuing operations	$5.15		$1.09		$6.24
Weighted average shares of common stock used in computing diluted EPS	26,520				26,520

	Nine Months Ended November 30, 2017
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (9)	$1,091,281	100.0%	$—		$1,091,281	100.0%
Cost of goods sold	638,096	58.5%	—		638,096	58.5%
Gross profit	453,185	41.5%	—		453,185	41.5%
SG&A (9)	310,390	28.4%	(14,198)	(4)	281,977	25.8%
			(10,619)	(5)
			(3,596)	(7)
Asset impairment charges (8)	4,000	0.4%	(4,000)	(8)	—	—%
Restructuring charges (3)	1,165	0.1%	(1,165)	(3)	—	—%
Operating income	137,630	12.6%	33,578		171,208	15.7%
Nonoperating income, net	281	—%	—		281	—%
Interest expense	(10,984)	(1.0)%	—		(10,984)	(1.0)%
Income before income tax	126,927	11.6%	33,578		160,505	14.7%
Income tax expense	6,423	0.6%	2,526		8,949	0.8%
Income from continuing operations	120,504	11.0%	31,052		151,556	13.9%
Diluted EPS from continuing operations	$4.41		$1.14		$5.55
Weighted average shares of common stock used in computing diluted EPS	27,304				27,304

Consolidated and Segment Net Sales, Operating Margin and Adjusted Operating Margin (non-GAAP) (1)
(Unaudited)
(in thousands)

	Three Months Ended November 30,
	Housewares	Health & Home	Beauty	Total
Fiscal 2018 sales revenue, net	$128,261	$189,240	$103,340	$420,841
Core business growth (decline)	14,828	(313)	(2,458)	12,057
Impact of foreign currency	(152)	(1,064)	(601)	(1,817)
Change in sales revenue, net	14,676	(1,377)	(3,059)	10,240
Fiscal 2019 sales revenue, net	$142,937	$187,863	$100,281	$431,081
Total net sales revenue growth (decline)	11.4%	(0.7)%	(3.0)%	2.4%
Core business growth (decline)	11.6%	(0.2)%	(2.4)%	2.9%
Impact of foreign currency	(0.1)%	(0.6)%	(0.6)%	(0.4)%
Operating margin (GAAP)
Fiscal 2019	20.9%	10.2%	12.2%	14.2%
Fiscal 2018	23.2%	14.6%	9.6%	16.0%
Adjusted operating margin (non-GAAP)
Fiscal 2019	22.8%	13.0%	13.5%	16.4%
Fiscal 2018	24.7%	17.0%	13.3%	18.4%

	Nine Months Ended November 30,
	Housewares	Health & Home	Beauty	Total
Fiscal 2018 sales revenue, net	$342,050	$483,592	$265,639	$1,091,281
Core business growth (decline)	55,414	41,658	(10,432)	86,640
Impact of foreign currency	274	1,827	(714)	1,387
Change in sales revenue, net	55,688	43,485	(11,146)	88,027
Fiscal 2019 sales revenue, net	$397,738	$527,077	$254,493	$1,179,308
Total net sales revenue growth (decline)	16.3%	9.0%	(4.2)%	8.1%
Core business growth (decline)	16.2%	8.6%	(3.9)%	7.9%
Impact of foreign currency	0.1%	0.4%	(0.3)%	0.1%
Operating margin (GAAP)
Fiscal 2019	20.2%	10.0%	8.8%	13.2%
Fiscal 2018	20.8%	10.2%	6.5%	12.6%
Adjusted operating margin (non-GAAP)
Fiscal 2019	22.3%	12.9%	11.4%	15.8%
Fiscal 2018	22.5%	13.3%	11.3%	15.7%

Leadership Brand Net Sales Revenue (1) (2)
(Unaudited)
(in thousands)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2018	2017	2018	2017
Leadership Brand sales revenue, net	$343,364	$327,288	$943,168	$836,993
All other sales revenue, net	87,717	93,553	236,140	254,288
Total sales revenue, net	$431,081	$420,841	$1,179,308	$1,091,281

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income
to Adjusted Operating Income (non-GAAP) (1)
(Unaudited)
(in thousands)

	Three Months Ended November 30, 2018
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$29,839	20.9%	$19,213	10.2%	$12,244	12.2%	$61,296	14.2%
Restructuring charges (3)	(20)	—	—	—	45	—%	25	—%
Subtotal	29,819	20.9%	19,213	10.2%	12,289	12.3%	61,321	14.2%
Amortization of intangible assets	489	0.3%	2,721	1.4%	90	0.1%	3,300	0.8%
Non-cash share-based compensation	2,293	1.6%	2,548	1.4%	1,175	1.2%	6,016	1.4%
Adjusted operating income (non-GAAP)	$32,601	22.8%	$24,482	13.0%	$13,554	13.5%	$70,637	16.4%

	Three Months Ended November 30, 2017
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$29,809	23.2%	$27,584	14.6%	$9,947	9.6%	$67,340	16.0%
Asset impairment charges (8)	—	—%	—	—%	—	—%	—	—%
Restructuring charges (3)	—	—%	—	—%	1,165	1.1%	1,165	0.3%
Subtotal	29,809	23.2%	27,584	14.6%	11,112	10.8%	68,505	16.3%
Amortization of intangible assets	489	0.4%	2,797	1.5%	1,374	1.3%	4,660	1.1%
Non-cash share-based compensation	1,439	1.1%	1,711	0.9%	1,239	1.2%	4,389	1.0%
Adjusted operating income (non-GAAP)	$31,737	24.7%	$32,092	17.0%	$13,725	13.3%	$77,554	18.4%

	Nine Months Ended November 30, 2018
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$80,351	20.2%	$52,501	10.0%	$22,431	8.8%	$155,283	13.2%
Restructuring charges (3)	740	0.2%	358	0.1%	1,511	0.6%	2,609	0.2%
Subtotal	81,091	20.4%	52,859	10.0%	23,942	9.4%	157,892	13.4%
Amortization of intangible assets	1,474	0.4%	8,129	1.5%	1,219	0.5%	10,822	0.9%
Non-cash share-based compensation	6,273	1.6%	7,030	1.3%	3,726	1.5%	17,029	1.4%
Adjusted operating income (non-GAAP)	$88,838	22.3%	$68,018	12.9%	$28,887	11.4%	$185,743	15.8%

	Nine Months Ended November 30, 2017
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$71,085	20.8%	$49,243	10.2%	$17,302	6.5%	$137,630	12.6%
Asset impairment charges (8)	—	—	—	—	4,000	1.5%	4,000	0.4%
TRU bankruptcy charge (7)	956	0.3%	2,640	0.5%	—	—	3,596	0.3%
Restructuring charges (3)	—	—%	—	—%	1,165	0.4%	1,165	0.1%
Subtotal	72,041	21.1%	51,883	10.7%	22,467	8.5%	146,391	13.4%
Amortization of intangible assets	1,618	0.5%	8,373	1.7%	4,207	1.6%	14,198	1.3%
Non-cash share-based compensation	3,380	1.0%	3,971	0.8%	3,268	1.2%	10,619	1.0%
Adjusted operating income (non-GAAP)	$77,039	22.5%	$64,227	13.3%	$29,942	11.3%	$171,208	15.7%

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment (1)
(Unaudited)
(in thousands)

	Three Months Ended November 30, 2018
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$29,839	$19,213	$12,244	$61,296
Depreciation and amortization, excluding amortized interest	1,408	4,326	1,461	7,195
Nonoperating income, net	—	—	15	15
EBITDA (non-GAAP)	31,247	23,539	13,720	68,506
Add: Restructuring charges (3)	(20)	—	45	25
Non-cash share-based compensation	2,293	2,548	1,175	6,016
Adjusted EBITDA (non-GAAP)	$33,520	$26,087	$14,940	$74,547

	Three Months Ended November 30, 2017
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$29,809	$27,584	$9,947	$67,340
Depreciation and amortization, excluding amortized interest	1,444	4,232	2,707	8,383
Nonoperating income, net	—	—	34	34
EBITDA (non-GAAP)	31,253	31,816	12,688	75,757
Add: Restructuring charges (3)	—	—	1,165	1,165
Non-cash share-based compensation	1,439	1,711	1,239	4,389
Adjusted EBITDA (non-GAAP)	$32,692	$33,527	$15,092	$81,311

	Nine Months Ended November 30, 2018
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$80,351	$52,501	$22,431	$155,283
Depreciation and amortization, excluding amortized interest	4,414	12,703	5,373	22,490
Nonoperating income, net	—	—	175	175
EBITDA (non-GAAP)	84,765	65,204	27,979	177,948
Add: Restructuring charges (3)	740	358	1,511	2,609
Non-cash share-based compensation	6,273	7,030	3,726	17,029
Adjusted EBITDA (non-GAAP)	$91,778	$72,592	$33,216	$197,586

	Nine Months Ended November 30, 2017
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$71,085	$49,243	$17,302	$137,630
Depreciation and amortization, excluding amortized interest	4,290	12,553	8,296	25,139
Nonoperating income, net	—	—	281	281
EBITDA (non-GAAP)	75,375	61,796	25,879	163,050
Add: TRU bankruptcy charge (7)	956	2,640	—	3,596
Non-cash asset impairment charges	—	—	4,000	4,000
Restructuring charges (3)	—	—	1,165	1,165
Non-cash share-based compensation	3,380	3,971	3,268	10,619
Adjusted EBITDA (non-GAAP)	$79,711	$68,407	$34,312	$182,430

Reconciliation of GAAP Income and Diluted Earnings Per Share  (“EPS”) from Continuing Operations to Adjusted Income and Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1)(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended November 30, 2018
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$58,340	$4,020	$54,320	$2.21	$0.15	$2.06
Restructuring charges (3)	25	2	23	—	—	—
Subtotal	58,365	4,022	54,343	2.21	0.15	2.06
Amortization of intangible assets	3,300	46	3,254	0.13	—	0.12
Non-cash share-based compensation	6,016	415	5,601	0.23	0.02	0.21
Adjusted (non-GAAP)	$67,681	$4,483	$63,198	$2.57	$0.17	$2.40

Weighted average shares of common stock used in computing diluted EPS						26,366

	Three Months Ended November 30, 2017
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$63,869	$5,245	$58,624	$2.34	$0.19	$2.15
Asset impairment charges	—	—	—	—	—	—
Restructuring charges (3)	1,165	68	1,097	0.04	—	0.04
Subtotal	65,034	5,313	59,721	2.39	0.19	2.19
Amortization of intangible assets	4,660	211	4,449	0.17	0.01	0.16
Non-cash share-based compensation	4,389	498	3,891	0.16	0.02	0.14
Adjusted (non-GAAP)	$74,083	$6,022	$68,061	$2.72	$0.22	$2.50

Weighted average shares of common stock used in computing diluted EPS						27,267

	Nine Months Ended November 30, 2018
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$147,045	$10,535	$136,510	$5.54	$0.40	$5.15
Restructuring charges (3)	2,609	185	2,424	0.10	0.01	0.09
Subtotal	149,654	10,720	138,934	5.64	0.40	5.24
Amortization of intangible assets	10,822	236	10,586	0.41	0.01	0.40
Non-cash share-based compensation	17,029	1,021	16,008	0.64	0.04	0.60
Adjusted (non-GAAP)	$177,505	$11,977	$165,528	$6.69	$0.45	$6.24

Weighted average shares of common stock used in computing diluted EPS						26,520

	Nine Months Ended November 30, 2017
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$126,927	$6,423	$120,504	$4.65	$0.24	$4.41
Asset impairment charges	4,000	418	3,582	0.15	0.02	0.13
TRU bankruptcy charge (7)	3,596	204	3,392	0.13	0.01	0.12
Restructuring charges (3)	1,165	68	1,097	0.04	—	0.04
Subtotal	135,688	7,113	128,575	4.97	0.26	4.71
Amortization of intangible assets	14,198	658	13,540	0.52	0.02	0.50
Non-cash share-based compensation	10,619	1,178	9,441	0.39	0.04	0.35
Adjusted (non-GAAP)	$160,505	$8,949	$151,556	$5.88	$0.33	$5.55

Weighted average shares of common stock used in computing diluted EPS						27,304

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information (6)
(Unaudited)
(in thousands)

	November 30,
	2018	2017
Balance Sheet:
Cash and cash equivalents	$19,136	$19,925
Receivables, net	339,124	306,683
Inventory, net	300,648	278,082
Total assets, current	673,345	616,671
Total assets	1,725,369	1,710,083
Total liabilities, current	335,337	353,134
Total long-term liabilities	356,774	427,398
Total debt	339,730	426,191
Consolidated stockholders' equity	1,033,258	984,409
Liquidity:
Working capital	$338,008	$263,537

	Nine Months Ended November 30,
	2018	2017
Cash Flow from continuing operations:
Depreciation and amortization	$22,490	$25,139
Net cash provided by operating activities	109,495	102,913
Capital and intangible asset expenditures	22,166	10,375
Net debt proceeds (repayments)	49,100	(60,400)
Payments for repurchases of common stock	137,067	29,158

Fiscal 2019 Updated Outlook for Net Sales Revenue After Adoption of Revenue Recognition Standard
(Unaudited)
(in thousands)

	Fiscal 2018	Updated Outlook for Fiscal 2019
Net sales revenue prior to adoption	$1,489,747	$1,548,000	—	$1,563,000
Reclassification of expense from SG&A to net sales revenue	(10,901)	(13,000)	—	(13,000)
Expected net sales revenue after adoption	$1,478,846	$1,535,000	—	$1,550,000

Fiscal 2019 net sales revenue growth after adoption		3.8%	—	4.8%

Reconciliation of Fiscal 2019 Updated Outlook for GAAP Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1)  (Unaudited)

	Nine Months Ended November 30, 2018	Outlook for the Balance of the Fiscal Year (Three Months)			Updated Outlook Fiscal 2019
Diluted EPS from continuing operations, as reported (GAAP)	$5.15	$1.20	—	$1.36	$6.35	—	$6.51
Restructuring charges, net of tax	0.09	0.01	—	0.04	0.10	—	0.13
Subtotal	5.24	1.21	—	1.40	6.45	—	6.64
Amortization of intangible assets, net of tax	0.40	0.12	—	0.13	0.52	—	0.53
Non-cash share-based compensation, net of tax	0.60	0.13	—	0.18	0.73	—	0.78
Adjusted diluted EPS from continuing operations (non-GAAP)	$6.24	$1.46	—	$1.71	$7.70	—	$7.95

Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP) (1)
(Unaudited)

	Nine Months Ended November 30, 2018	Outlook for the Balance of the Fiscal Year (Three Months)			Updated Outlook Fiscal 2019
Effective tax rate, as reported (GAAP)	7.2%	7.9%	—	12.0%	7.3%	—	8.4%
Restructuring charges	—%	—%	—	—%	—%	—	—%
Subtotal	7.2%	7.9%	—	12.0%	7.3%	—	8.4%
Amortization of intangible assets	(0.3)%	(0.4)%	—	(0.7)%	(0.4)%	—	(0.4)%
Non-cash share based compensation	(0.1)%	(0.2)%	—	(0.5)%	(0.1)%	—	(0.2)%
Adjusted effective tax rate	6.7%	7.3%	—	10.8%	6.9%	—	7.7%

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release

(1)
This press release contains non-GAAP financial measures. Leadership Brand net sales revenue, adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted EPS, EBITDA, and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in our Condensed Consolidated Statements of Income in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. We believe that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges on net income and earnings per share. We also believe that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. We further believe that including the excluded charges would not accurately reflect the underlying performance of the Company’s continuing operations for the period in which the charges are incurred, even though such charges may be incurred and reflected in the Company’s GAAP financial results in the near future. Additionally, the non-GAAP measures are used by management for measuring and evaluating the Company’s performance. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(2)	Leadership Brand net sales consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks and Hot Tools brands.

(3)	Charges incurred in conjunction with the Company’s restructuring plan (Project Refuel) for the three and nine months ended November 30, 2018 and 2017.

(4)	Amortization of intangible assets.

(5)	Non-cash share-based compensation.

(6)	Amounts presented are from continuing operations with the exception of stockholders’ equity, which is presented on a consolidated basis and includes discontinued operations.

(7)	A $3.6 million charge ($3.4 million after tax) related to the Toys “R” Us, Inc. (“TRU”) bankruptcy for the nine months ended November 30, 2017.

(8)	During the nine months ended November 30, 2017, we recorded a pre-tax non-cash asset impairment charge of $4.0 million in our Beauty segment.

(9)	We adopted ASU 2014-09 in the first quarter of fiscal 2019 and have reclassified amounts in the prior year’s statement of income to conform to the current period’s presentation, as follows:

	Before Reclassification		After Reclassification
Statement of Income (in thousands)	Three Months Ended November 30, 2017	Reclassification	Three Months Ended November 30, 2017
Sales revenue, net	$423,709	$(2,868)	$420,841
SG&A	$112,501	$(2,868)	$109,633

	Before Reclassification		After Reclassification
Statement of Income (in thousands)	Nine Months Ended November 30, 2017	Reclassification	Nine Months Ended November 30, 2017
Sales revenue, net	$1,098,900	$(7,619)	$1,091,281
SG&A	$318,009	$(7,619)	$310,390